UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
September 25, 2023
Date of Report (Date of earliest event reported)
(Exact name of registrant as specified in its charter)

Pennsylvania	000-55983	83-1561918
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Ident. No.)

9 Old Lincoln Highway, Malvern, Pennsylvania		19355
(Address of principal executive offices)		(Zip Code)

(484) 568-5000 Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, $1 par value	MRBK	The NASDAQ Stock Market

Item 1.01.            Entry into a Material Definitive Agreement.
On September 22, 2023, Meridian Corporation (the “Company”) entered into a Subordinated Note Purchase Agreement (the “Agreement”) with accredited investors under which the Company issued an aggregate of $9,740,000 of fixed rate subordinated notes due September 22, 2033 (the “Subordinated Notes”) in a private placement.
The Subordinated Notes bear interest at a fixed annual rate of 8.00%, payable semi-annually in arrears on February 15th and August 15th of each year, beginning February 15, 2024. The Subordinated Notes’ maturity date is September 22, 2033. The Company is entitled to redeem the Subordinated Notes, in whole or in part, on or after August 15, 2028, and to redeem the Subordinated Notes at any time in whole upon certain other events, at a redemption price equal to 100% of the outstanding principal amount of the Subordinated Notes to be redeemed plus any accrued and unpaid interest to, but excluding, the redemption date.

If certain events of default occur, such as the bankruptcy of the Company, then the principal amount of all of the outstanding Subordinated Notes will become and be immediately due and payable without any declaration of other act on the part of the Holder. There is no right of acceleration in the case of a default under the Agreement or the Subordinated Notes. The Subordinated Notes are unsecured obligations subordinate and junior in right of payment to all of the Company’s existing and future senior indebtedness, whether secured or unsecured, including claims of depositors and general creditors, and rank equally in right of payment with any unsecured, subordinated indebtedness that is existing or the Company may incur in the future that rank equally with the Subordinated Notes.

The Company expects to use the net proceeds from the sale of the Subordinated Notes for general corporate purposes, including providing capital to Meridian Bank and supporting organic growth.

The Subordinated Notes were offered and sold in reliance on the exemptions from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506(b) of Regulation D promulgated thereunder. Accordingly, the Subordinated Notes were offered and sold exclusively to persons who are “accredited investors” within the meaning of Rule 501(a) of Regulation D.

The foregoing descriptions of the Agreement and the Subordinated Notes do not purport to be complete and are qualified in their entirety by reference to the forms of the Agreement and the Subordinated Notes which are attached hereto as Exhibits 10.1 and 4.1, respectively, and are incorporated herein by reference.

Item 2.03.     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Agreement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01.            Financial Statements and Exhibits.
(a)    Not applicable
(b)    Not applicable
(c)    Not applicable
(d)        Exhibits. The following exhibit is furnished herewith:

Exhibit No.	Description of Exhibit

4.1	Form of 8.00% Fixed Rate Subscription Note due September 22, 2033 of Meridian Corporation

10.1	Form of Note Purchase Agreement of Meridian Corporation

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERIDIAN CORPORATION (Registrant)

Dated: September 25, 2023

	By:	/s/ Denise Lindsay
Denise Lindsay
Executive Vice President and Chief Financial Officer